Exhibit 99.1

For Immediate Release

Contact: Donna Shaults
Enesco Group, Inc.
630-875-5464
dshaults@enesco.com

ENESCO GROUP, INC, ANNOUNCES AMENDMENT TO U.S. CREDIT FACILITY
Financing Extended Until December 29, 2006

Itasca, Ill. – November 7, 2006 – Enesco Group, Inc., a leader in the giftware, and home and garden décor industries, today announced the Company signed a thirteenth amendment to its current U.S. credit facility with Bank of America, N.A. and LaSalle Bank N.A., effective as of November 6, 2006, to extend the Company’s credit facility to December 29, 2006.

The amendment continues existing financial covenants requiring compliance (subject to permitted variances) with budgeted cash receipts, cash disbursements and loan formulas. The amendment also provides for a forbearance of certain existing events of default under the credit agreement as of the date of the thirteenth amendment and requires the Company to enter into a definitive agreement on/or prior to November 30, 2006, for a transaction that will refinance Enesco’s existing credit facility.

Further information can be found in Enesco’s Form 8-K, which is expected to be filed on Wednesday, November 8, 2006, with the Securities and Exchange Commission on www.sec.gov, or visit under Investor Relations.

Third Quarter 2006 Earnings Announcement Date and Conference Call
Enesco expects to report third quarter 2006 financial results on Tuesday, November 14, 2006. The Company will hold a conference call to discuss third quarter results on Wednesday, November 15, 2006 at 10:00 a.m. CT (11:00 a.m. ET).

Investors interested in participating on the live call can do so by calling 1-888-271-7222, and ask for the Enesco Quarterly Earnings conference call. Investors also may listen to the live call via a Webcast at http://www.enesco.com and click on “Investor Relations,” or by logging onto http://www.streetevents.com.

For a phone replay, call 1-800-642-1687, Passcode: 9890493. The phone replay will be available for one month following the conference call.

About Enesco Group, Inc.
Enesco Group, Inc. is a leader in the giftware, and home and garden décor industries. Serving more than 44,000 customers worldwide, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques, as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in the United Kingdom, Canada, Europe, Mexico, Australia and Asia. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek® by Jim Shore, Foundations®, Pooh & Friends®, Walt Disney Classics Collections®, Disney Traditions™, Disney®, Border Fine Arts™, Cherished Teddies®, Halcyon Days®, and Lilliput Lane™, among others. Further information is available on the Company’s web site at www.enesco.com.

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This press release may include forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. Such forward-looking statements may be identified by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: Enesco’s ability to negotiate and enter into a new credit facility or other financing; Enesco’s success in implementing its comprehensive plan for operating improvement and achieving its goals for cost savings and market share increases; Enesco’s success in developing new products and consumer reaction to Enesco’s new products; Enesco’s ability to secure, maintain and renew popular licenses, particularly our Cherished Teddies, Disney and Jim Shore Designs licenses; Enesco’s ability to grow revenues in mass and niche market channels; Enesco’s ability to comply with covenants contained in its credit facility; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, Enesco operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in Enesco’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results. We assume no obligation to update publicly any of these statements in light of future events.

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